UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2018

Aerie Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36152	20-3109565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4301 Emperor Boulevard, Suite 400

Durham, North Carolina 27703

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (919) 237-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 12, 2018, the Board of Directors (the “Board”) of Aerie Pharmaceuticals, Inc. (the “Company”) appointed David W. Gryska to serve as a Class II director to fill an existing vacancy on the Board, approved an increase in the size of the Audit Committee of the Board (the “Audit Committee”) from three members to four members and appointed Mr. Gryska as a member of the Audit Committee. Mr. Gryska’s appointment to the Board and the Audit Committee is effective immediately and he will hold office until the Class II term expires at the Company’s 2021 annual meeting of stockholders and his successor is duly elected and qualified or, if earlier, his death, resignation or removal. Mr. Gryska was previously a member of the Board from May of 2012 through May of 2015.

In connection with the appointment of Mr. Gryska to the Board and the Audit Committee, the Board has determined that Mr. Gryksa qualifies as an “independent director” under the rules and regulations of the NASDAQ Stock Market and the Securities and Exchange Act of 1934, as amended. The Board has further determined that Mr. Gryksa qualifies as an “audit committee financial expert” pursuant to the provisions of Item 407(d)(5) of Regulation S-K.

Mr. Gryska will receive compensation for his service in accordance with the Company’s Non-Employee Director Compensation Program, under which he will receive a pro-rated annual retainer of $40,000 for his service as a non-employee director. In addition, Mr. Gryska will be eligible to receive a one-time initial option award to purchase 25,000 shares of common stock of the Company, which will vest quarterly over a three-year period, subject to his continued service on the Board through each applicable vesting date.

There is no arrangement or understanding between Mr. Gryska and any other person pursuant to which Mr. Gryska was appointed as a director of the Company. Mr. Gryska does not have any related party transactions that are required to be disclosed under Item 5.02(d)(4) of Form 8-K and Item 404(a) of Regulation S-K.

On September 12, 2018, the Company issued a press release announcing the appointment of Mr. Gryska to the Board. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated September 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERIE PHARMACEUTICALS, INC.

Date: September 12, 2018	By:	/s/ Richard J. Rubino
Richard J. Rubino
Chief Financial Officer